UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2022

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2022, the compensation committee of the board of directors amended the Alpha Metallurgical Resources, Inc. Annual Incentive Bonus Plan. The amendment permits the committee, subject to certain limitations, to authorize the total payout for a Performance Period to be made to participants in multiple, partial payments. A copy of the Plan as amended is attached hereto as Exhibit 10.1.

On May 3, 2022, the board of directors amended the Alpha Metallurgical Resources, Inc. Amended and Restated Non-Employee Director Compensation Policy. The amendment provides that the number of restricted stock units awarded to non-employee directors, received either as annual awards or in lieu of cash compensation, will be determined based upon a per-RSU value equal to the volume-weighted average price of the Company’s common stock as of market close on the 20-trading days ending on the day prior to the grant date. A copy of the policy as amended is attached hereto as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) via internet webcast. As of the record date for the Annual Meeting, March 16, 2022, there were 18,547,318 shares of common stock outstanding and eligible to vote. 14,325,689 of these shares, or 77.23%, were represented in person or by proxy at the Annual Meeting. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of seven (7) directors nominated by our board of directors for a term of one year. Each of the nominees was elected.

Nominee	For	Withheld	Broker Non-Votes
Kenneth S. Courtis	8,855,568	2,346,719	3,123,402
Albert E. Ferrara, Jr.	8,946,604	2,255,683	3,123,402
Elizabeth A. Fessenden	11,190,993	11,294	3,123,402
Michael J. Quillen	8,855,325	2,346,962	3,123,402
Daniel D. Smith	10,321,163	881,124	3,123,402
David J. Stetson	11,190,302	11,985	3,123,402
Scott D. Vogel	5,903,186	5,299,101	3,123,402

Proposal 2: The ratification of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The proposal was approved.

For:	14,319,155
Against:	1,278
Abstain:	5,256
Broker Non-Votes:	0

Proposal 3: Advisory approval of the Company’s executive compensation. The proposal was approved.

For:	10,293,788
Against:	899,467
Abstain:	9,032
Broker Non-Votes:	3,123,402

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Alpha Metallurgical Resources, Inc. Annual Incentive Bonus Plan, as amended
10.2	Alpha Metallurgical Resources, Inc. Amended and Restated Non-Employee Director Compensation Policy, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Metallurgical Resources, Inc.

Date: May 9, 2022	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Alpha Metallurgical Resources, Inc. Annual Incentive Bonus Plan, as amended
10.2	Alpha Metallurgical Resources, Inc. Amended and Restated Non-Employee Director Compensation Policy, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)